Exhibit 4.14

CONFIDENTIAL TREATMENT REQUESTED BY PSi TECHNOLOGIES HOLDINGS, INC. REDACTED MATERIAL IS MARKED WITH “*****”.

SALES/INVESTMENT AGREEMENT

PSi Technologies, Inc. (PSi) with offices at Electronics Avenue, FTI Complex, Taguig, Metro Manila, Philippines and ;

Infineon Technologies (Malaysia) Sdn. Bhd. (Infineon) with offices at 56645 – D, Free Trade Zone, Batu Berendam, 75350 Melaka, Malaysia.

WHEREAS, PSi is currently doing assembly and test subcontracting services for Infineon on TO 247 and other various power packages;

WHEREAS, PSi and Infineon have executed a Sales/Investment Agreement dated April 19, 2006 for the packaging of ***** million TO 247 chips;

WHEREAS, Such Sales/Investment Agreement dated April 19, 2006 shall be superseded once this new Sales/Investment Agreement is duly signed and executed;

WHEREAS, Infineon has requested PSi to increase further its production capacity to accommodate its increased requirements on TO 247 package;

NOW THEREFORE, the Parties agree as follows :

1.	Infineon will load at least ***** million (***** million) TO 247 chips (“Chips”) a year based on 50-work weeks schedule (excluding Philippine National Holidays). PSi has the capacity to provide a minimum of ***** million per week to a maximum of at least ***** million good Chips per week, such capacity to be fully operational by not later than ***** (first ***** million good Chips per week shall be fully operational not later than *****). Such one-year guarantee shall commence from the date PSi’s capacity for ***** million good Chips per week is fully in place (the “Start Date”).

2.	PSi will invest $2.67 million of Capex Investment needed in the packaging of such TO 247 package;

3.	PSi will charge Infineon a price adder of $***** per ***** pieces (“Price Adder”) on the entire TO 247 shipment to Infineon. Infineon hereby agrees that PSi shall be entitled to the Price Adder from the Start Date. PSi’s right to the Price Adder shall terminate ***** from the Start Date, or on the date when ***** million Chips have been loaded with PSi, whichever occurs first (“Termination Date”).

4.	Given the current volatile LME market for copper, there will be a Copper Price Adder which translates to the incremental Leadframe (LF) Cost from the base price. The Base Price of TO 247 LF is $***** (based on $***** LME Copper Price) for SDI LF and $***** (based on $*****/kg LME Copper price) for Poongsan. If the LF price is reduced from this Base Price, the price difference shall also be passed on Infineon. The determination of the impact of movement of LF price shall be done at the end of each calendar quarter (July, October, January, April);

5.	If PSi has not received from Infineon the ***** million (***** million per week) Chips within ***** from Start Date, the parties hereby agree that the difference between the ***** million Chips and total number of Chips actually loaded as of one year from the Start Date is considered the “Shortfall Quantity”. Such shortfall in wafer loading will be compensated by Infineon to PSi in the form of underutilization charge of $ ***** per thousand pieces.

6.	The payment terms of Infineon of PSi shall continue to be thirty days (30) for one year from start date;

7.	This Agreement may not be assigned by either Party without the prior written consent of the other Party.

8.	This Agreement shall be subject to the substantive law in force in Singapore without reference to its conflicts of law provisions.

9.	In the event that any disputes cannot be resolved by way of negotiations, such disputes shall be submitted to the Singapore International Arbitration Centre (“SIAC”) which shall be conducted in accordance with the SIAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. The arbitration shall be held in Singapore in the English language. The number of arbitrators shall be three, one to be appointed each party and the third arbitrator to be nominated in accordance with the applicable arbitration rules.

10.	This Agreement shall incorporate the Terms and Conditions of the Basic Agreement [reference PSi/BA/210898] and Individual Agreement [reference PSi/IA/210898] between the parties, and in event of any conflict, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the dates specified below.

PSi Technologies, Inc.	Infineon Technologies (Malaysia) Sdn. Bhd.

/s/ Gordon J. Stevenson	/s/ Dr. Hans Meyer /s/ J.T. Swadzba
Gordon J. Stevenson	Dr. Hans Meyer / J.T. Swadzba
Executive Vice President - COO	VP, MD & Country Manager/ CFO

Subscribed and sworn to before me this 19th day of June 2006.

/s/ Notary Public
Notary Public

ATTY. EDILBERTO F. FACINARAO
NOTARY PUBLIC
Doc. No. 190;	UNTIL DECEMBER 31, 2006
Page No. 38;	BIR NO. 6681479/1-2-06/ TAGUIG CITY
Book No. XIV;	BRP NO. 640536
Series of 2006

SALES/INVESTMENT AGREEMENT

PSi Technologies, Inc. (PSi) With offices at Electronics Avenue, FTI Complex, Taguig, Metro Manila, Philippines and ;

Infineon Technologies (Malaysia) Sdn. Bhd. (Infineon) with offices at 56645 – D, Free Trade Zone, Batu Berendam, 75359 Melaka, Malaysia.

WHEREAS, PSi is currently doing assembly and test subcontracting services for Infineon on TO 251/252 and other various power packages;

WHEREAS, PSi and Infineon have executed a Sales/Investment Agreement dated April 19, 2006 for the packaging of TO 247 chips. Such Agreement is considered separate and distinct from this Agreement;

WHEREAS, Infineon has requested PSi to increase its production capacity to accommodate its increased requirements on TO 251/252 package;

NOW THEREFORE, the Parties agree as follows:

1.	Infineon will load at least ***** million (***** million per week) TO 251/252 chips (“Chips”) a year based on 50-work weeks schedule (excluding Philippine National Holidays). PSi has the capacity to provide a minimum of ***** million per week to a maximum capacity of at least ***** million good Chips per week, such capacity to be fully operational by not later than *****. Such one year guarantee shall commence from the date PSi’s capacity for ***** million good Chips per week is fully in place (the “Start Date”).

2.	PSi will invest $1.5 million of Capex Investment needed in the packaging of such TO251/252 package;

3.	Given the current volatile LME market for copper, there will be a Copper Price Adder which translates to the incremental Leadframe (LF) Cost the base price. The Base Price of TO 251/252 LF is $ ***** (based on ***** LME Copper Price) for Hitachi and $***** (based on $***** LME Copper Price) for Taesuk. If the LF price is reduced from this Base Price, the price difference shall also be passed to Infineon. The determination of the impact of movement of LF price shall be done at the end of each calendar quarter (July, October, Jan, April);

4.	If PSi has not received from Infineon the ***** million Chips within ***** from Start Date, the parties hereby agree that the difference between the ***** million Chips and total number of Chips actually loaded as of one year from the Start Date is considered the “Shortfall Quantity”. Such shortfall in wafer loading will be compensated by Infineon to PSi in the form of underutilization charge of $***** per thousand pieces.

5.	The payment terms of Infineon to PSi shall continue to be thirty days (30) for one year from start date;

6.	This Agreement may not be assigned by either Party without the prior written consent of the other Party.

7.	This Agreement shall be subject to the substantive law in force in Singapore without reference to its conflicts of law provisions.

8.	In the event that any disputes cannot be resolved by way of negotiations, such disputes shall be submitted to the Singapore International Arbitration Centre (“SIAC”) which shall be conducted in accordance with the SIAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. The arbitration shall be held in Singapore in the English language. The number of arbitrators shall be three, one to be appointed each party and the third arbitrator to be nominated in accordance with the applicable arbitration rules.

9.	This Agreement shall incorporate the Terms and Conditions of the Basic Agreement [reference PSi/BA/210898] and Individual Agreement [reference PSi/IA/210898] between the parties, and in event of any conflict, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the dates specified below.

PSi Technologies, Inc.	Infineon Technologies (Malaysia) Sdn. Bhd.
/s/ Gordon J. Stevenson	/s/ Dr. Hans Meyer /s/ J.T. Swadzba
Gordon J. Stevenson	Dr. Hans Meyer /J.T. Swadzba
Executive Vice President – COO	VP, MD & Country Manager/ CFO

Subscribed and sworn to before me this 19th day of June 2006.

/s/ Notary Public
Notary Public

Doc. No. 189;	ATTY. EDILBERTO F. FACINARAO
Page No. 38;	NOTARY PUBLIC
Book No. XIV;	UNTIL DECEMBER 31, 2006
Series of 2006	BIR NO. 6681479/1-2-06/ TAGUIG CITY
BRP NO. 640536